AMENDMENT 1
TO
ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT is made by and between Phantom Entertainment, Inc., a Delaware corporation ("Company") and Phantom Game Service, Inc., a Delaware corporation, and is dated as of August 15, 2008 ("Amendment 1").

WHEREAS, Phantom Game Service, Inc. and the Company entered into that certain Asset Purchase Agreement, dated as of August 11, 2008 ("Asset Purchase Agreement"; terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement) pursuant to which, among other things, the Company is selling the assets comprising the Phantom Game Service to Phantom Game Service, Inc.

WHEREAS, the Company is currently in the process of opening up the bidding process to other potential purchasers of the Phantom Game Service to ensure the Company realizes the fair market value of the assets from the sale of the Phantom Game Service.

WHEREAS, in connection therewith, the Company and Phantom Game Service, Inc. desire to amend certain terms of the Transaction Agreements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

Amendment to Asset Purchase Agreement:

Notwithstanding anything to the contrary in the Asset Purchase Agreement, bids will be solicited by the Company from other potential purchasers of the Phantom Game Service for a period of thirty days from August 15, 2008 ("bid period"). If a bid deemed better than Phantom Game Service, Inc.'s bid is received from another potential purchaser within the bid period, that potential purchaser will have thirty days from August 15, 2008 to close on the transaction. Phantom Entertainment, Inc. will be required to send written notice to Phantom Game Service, Inc that the bid has closed and that Phantom Game Service, Inc has won.

The original contract payment terms will be pushed out 30 and begin when Phantom Entertainment sends notice to Phantom Game Service that the bid or closing period has ended and that Phantom Game Service is the winner. Once notice is received the payment schedule will start 30 days from the original first payment date in the original contract.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals, the date and place first above written.

Phantom Entertainment, Inc.

____
Name: John Landino
Title: Chief Executive Officer

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Name: John Landino
Title: Board of Directors

____
Name: Dick Angelotti
Title: Board of Directors

Phantom Game Service, Inc.

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Name: Timothy Roberts
Title: Chief Executive Officer